Exhibit 10.2

SUPPLEMENTAL AGREEMENT REGARDING

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Supplemental Agreement Regarding Amended and Restated Employment Agreement (“Supplemental Amendment”) is made and entered into as of the Effective Date (as defined below), by and between SSA Global Technologies, Inc., a Delaware corporation (“Company”), and Michael Greenough (“Executive”).

R E C I T A L S

A.                                   Company and Executive are all of the parties to that certain Amended and Restated Employment Agreement, effective as of January 1, 2003 (“Employment Agreement”).

B.                                     Company has filed a Form S-1 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission and anticipates effecting an initial public offering of the shares of its common stock (“IPO”).

C.                                     Company has approved a Special Management Bonus Plan providing for the payment of bonuses to certain key executives of Company, including Executive, which payments are contingent on the IPO becoming effective.

D.                                    The Employment Agreement contains provisions designed to protect certain rights and interests of Executive pending an IPO, which Employer and Executive agree should be deleted from the Employment Agreement if the IPO becomes effective.

D.                                    In consideration for Executive’s entering into this Supplemental Amendment and in recognition of Executive’s exemplary performance on behalf of Company, Company has authorized the payment to Executive of a special performance bonus, in addition to his bonus under the Special Management Bonus Plan.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions

(a)                                  Initially capitalized terms when used in this Supplemental Agreement shall have the meaning given to such terms in the Employment Agreement.

(b)                                 “Effective Date” shall mean the date the IPO becomes effective.

2.                                       Special Bonus No later than thirty (30) days after the Effective Date, and inconsideration of Executive entering into this Supplemental Agreement, Company shall pay Executive a one time, special cash bonus in the amount of $957,170.00.  Simultaneously, Company shall pay Executive a one-time special cash bonus under the Special Management Bonus Plan in the amount of $2,122,348.00  Both such bonus shall be paid net of all applicable income and employment taxes which Company is required by law to withhold from such payment.  The payment of such special cash bonuses shall not be in lieu of, or otherwise impact,

Executive’s eligibility to receive Target Bonuses with respect to the current fiscal year of the Company pursuant to Paragraph (b) of Section 4 of the Employment Agreement.

3.                                       Amendment                               The Employment Agreement is hereby amended as follows effective as of the Effective Date:

A.                                   Section 5 of the Employment Agreement is amended by deleting Subparagraph (a)(ii), (a)(iv), (b)(vi)-(b)(b)(viii), (c)(iii), (d)(vi)-(vii) and (e)(iv) and renumbering the remaining Subparagraphs consistent with such deletions.

B.                                     Section 5(v) of the Employment Agreement is amended by deleting the definitions of the terms “Alternative Amount” and “Deferred Bonus Amount”.

C.                                     The foregoing amendments shall be given effect only if and when the IPO becomes effective.

D.                                    Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

4.                                       Options.  Effective July 31, 2003, Company granted Executive an Option to purchase 203,715 shares of Company’s common stock with an exercise price of $29.92 per share pursuant to the SSA Global Technologies, Inc. 2003 Equity Incentive Plan and a Stock Option Agreement.  All references in the Stock Option Agreement to the Employment Agreement, or any specific provision thereof, shall hereafter be deemed to mean the Employment Agreement as amended by this Agreement.

IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date and year noted above.

SSA Global Technologies, Inc.		/s/ Michael Greenough
Michael Greenough
By:	/s/ Kirk Isaacson

Title:	EVP & General Counsel